Exhibit 99.1

BILL Reports Second Quarter Fiscal Year 2023 Financial Results

•Q2 Core Revenue Increased 49% Year-Over-Year
•Q2 Total Revenue Increased 66% Year-Over-Year

SAN JOSE, Calif.--(BUSINESS WIRE) – Feb 2, 2023 – BILL (NYSE: BILL), a leader in financial automation software for small and midsize businesses (SMBs), today announced financial results for the second fiscal quarter ended December 31, 2022.

“We delivered strong second quarter results and achieved another quarter of non-GAAP profitable growth as we executed on our strategy to be the essential financial operations platform for SMBs,” said René Lacerte, BILL CEO and Founder. “As champions of SMBs, we are proud that our solutions empowered more than 400,000 businesses to automate their financial operations, gain more visibility and control of their spend, and focus more of their time on running their businesses.”

“In Q2, we delivered revenue growth of 66% year-over-year and record non-GAAP gross margin, non-GAAP net income, and free cash flow,” said John Rettig, BILL CFO. “Our performance demonstrates the durability of our business model regardless of the macro environment and our diligent execution to deliver balanced growth, profitability and cash flow.”

Financial Highlights for the Second Quarter of Fiscal 2023:

The financial measures listed below identified as BILL standalone exclude the results of Divvy and Invoice2go.

•Total revenue was $260.0 million, an increase of 66% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $231.1 million, an increase of 49% year-over-year.
◦Subscription fees were $61.5 million, up 25% year-over-year. This includes $52.7 million of subscription fees from the BILL standalone platform, which increased 31% year-over-year.
◦Transaction fees were $169.6 million, up 59% year-over-year. This includes $80.4 million of transaction fees from the BILL standalone platform, which increased 42% year-over-year, and $86.6 million of transaction fees from our Divvy spend management solution, which increased 78% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $28.9 million.
•Gross profit was $212.5 million, representing an 81.7% gross margin, compared to $122.1 million, or a 78.0% gross margin, in the second quarter of fiscal 2022. Non-GAAP gross profit was $225.4 million, representing an 86.7% non-GAAP gross margin, compared to $133.5 million, or a 85.3% non-GAAP gross margin, in the second quarter of fiscal 2022.
•Loss from operations was $112.5 million, compared to a loss from operations of $76.1 million in the second quarter of fiscal 2022. Non-GAAP income from operations was $30.8 million, compared to a non-GAAP income from operations of $3.4 million in the second quarter of fiscal 2022.
•Net loss was $95.1 million, or ($0.90) per share, basic and diluted, compared to net loss of $80.4 million, or ($0.78) per share, basic and diluted, in the second quarter of fiscal 2022. Non-GAAP net income was $49.4 million, or $0.42 per diluted share, compared to non-GAAP net loss of $0.2 million, or ($0.00) per share, basic and diluted, in the second quarter of fiscal 2022.

Business Highlights and Recent Developments

The metrics listed below identified as BILL standalone exclude the results of Divvy and Invoice2go.

•Completed the acquisition of Finmark, a financial planning and cash flow insights software company.
•Served 435,800 businesses using our solutions as of the end of the second quarter. This includes 182,700 BILL standalone customers, 24,700 spending businesses that used Divvy, and 228,500 subscribers that used Invoice2go.
•Processed $67.3 billion in total payment volume in the second quarter, an increase of 15% year-over-year. This includes $63.7 billion of total payment volume on our BILL standalone platform, an increase of 13% year-over-year, and $3.3 billion in total card payment volume for Divvy, an increase of 76% year-over-year.

•Processed 20.8 million transactions during the second quarter, an increase of 34% year-over-year. This includes 11.0 million transactions on our BILL standalone platform, representing an increase of 12% year-over-year, and 9.4 million Divvy card transactions, an increase of 77% year-over-year.
•Announced that its Board of Directors approved a share repurchase program with authorization to purchase up to $300 million of BILL’s common stock.

Financial Outlook

We are providing the following guidance for the fiscal third quarter ending March 31, 2023 and the full fiscal year ending June 30, 2023.

	Q3 FY23 Guidance	FY23 Guidance
Total revenue (millions)	$245 – $248	$999 – $1,007
Year-over-year total revenue growth	47% – 49%	56% – 57%
Non-GAAP net income (millions)	$26.5 – $29.5	$117.5 – $125.5
Non-GAAP net income per share	$0.22 – $0.25	$0.99 – $1.05

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

BILL has not provided a reconciliation of non-GAAP net income or non-GAAP net income per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal second quarter 2023 results and our outlook for the fiscal third quarter ending March 31, 2023 and the fiscal year ending June 30, 2023. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About BILL

BILL (NYSE: BILL) is a leader in financial automation software for small and midsize businesses (SMBs). As a champion of SMBs, we are dedicated to automating the future of finance so businesses can thrive. Hundreds of thousands of businesses trust BILL solutions to manage financial workflows, including payables, receivables, and spend and expense management. With BILL, businesses are connected to a network of millions of members, so they can pay or get paid faster. Through our automated solutions, we help SMBs simplify and control their finances, so they can confidently manage their businesses, and succeed on their terms. BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. BILL is headquartered in San Jose, California. For more information, visit bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, non-GAAP net income, and non-GAAP net income per share for the fiscal third quarter ending March 31, 2023 and full fiscal year ending June 30, 2023, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to, macroeconomic factors, including interest rate, inflationary and recessionary environments, fluctuations in foreign exchange rates, instability and the global impact of the ongoing war in Ukraine, the coronavirus pandemic (COVID-19), variants thereof, and their impact on our employees, customers and strategic partners and on supply chains and labor markets, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, the market, interest rate, foreign exchange and other conditions that the customer funds we hold in trust are subject to, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including our ability to integrate Divvy and Invoice2go, our accounting for and internal controls related to Divvy and Invoice2go operating results, changes in staffing levels,and other risks detailed in registration statements and periodic reports we file with the Securities and Exchange Commission (SEC), including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Items excluded from non-GAAP gross profit and non-GAAP gross margin include amortization of certain intangible assets, stock-based compensation and related payroll taxes, and depreciation expense. Items excluded from non-GAAP operating expenses include amortization of certain intangible assets, stock-based compensation and related payroll taxes, depreciation expense, and acquisition and integration-related expenses. Items excluded from non-GAAP net income (loss) and non-GAAP net income (loss) per share include stock-based compensation expense and related payroll taxes, depreciation expense, amortization of certain intangible assets, acquisition and integration-related expenses, amortization of debt premium and issuance costs, and income tax effect associated with acquisitions. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation and related payroll taxes. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.

Depreciation expense. We exclude depreciation expense from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding operational performance. Depreciation expense does not include amortization of capitalized internal-use software costs.

Amortization of intangible assets. We exclude amortization of acquired intangible assets from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding our operational performance.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Amortization of debt premium and issuance costs. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit agreement and accretion of debt premium associated with our credit agreement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Income tax effect associated with acquisitions. We exclude the income tax effect associated with acquisitions from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure that we calculate as net cash provided by (used in) operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe that free cash flow is an important liquidity measure of the cash (if any) that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:

Karen Sansot
ksansot@hq.bill.com

Press Contact:

Mark Heller
mheller@hq.bill.com

BILL.COM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2022	June 30, 2022

ASSETS
Current assets:
Cash and cash equivalents	$1,616,758	$1,596,542
Short-term investments	1,066,538	1,108,493
Accounts receivable, net	31,261	24,045
Acquired card receivables, net	380,895	256,392
Prepaid expenses and other current assets	178,688	151,258
Funds held for customers	3,474,048	3,142,660
Total current assets	6,748,188	6,279,390
Non-current assets:
Operating lease right-of-use assets, net	72,725	76,445
Property and equipment, net	69,383	56,985
Intangible assets, net	401,869	432,583
Goodwill	2,396,509	2,362,893
Other assets	49,600	47,730
Total assets	$9,738,274	$9,256,026

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,262	$9,948
Accrued compensation and benefits	31,021	29,004
Deferred revenue	30,358	31,868
Other accruals and current liabilities	181,551	120,080
Borrowings from revolving credit facility, net	—	75,097
Customer fund deposits	3,474,048	3,142,660
Total current liabilities	3,731,240	3,408,657
Non-current liabilities:
Deferred revenue	2,013	2,159
Operating lease liabilities	78,207	82,728
Borrowings from revolving credit facility, net	112,570	—
Convertible senior notes, net	1,701,397	1,697,985
Other long-term liabilities	28,970	20,803
Total liabilities	5,654,397	5,212,332
Commitments and contingencies (Note 12)
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	4,811,780	4,598,737
Accumulated other comprehensive loss	(6,361)	(10,217)
Accumulated deficit	(721,544)	(544,828)
Total stockholders' equity	4,083,877	4,043,694
Total liabilities and stockholders' equity	$9,738,274	$9,256,026

BILL.COM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Revenue	$260,006	$156,478	$489,930	$274,827
Cost of revenue
Service costs (1)	36,965	24,338	71,786	45,051
Depreciation and amortization of intangible assets (2)	10,502	10,048	20,789	19,170
Total cost of revenue	47,467	34,386	92,575	64,221
Gross profit	212,539	122,092	397,355	210,606
Operating expenses
Research and development (1)	78,910	51,377	154,030	93,261
Sales and marketing (1)	164,683	69,896	283,308	123,525
General and administrative (1)	69,381	64,965	136,119	122,480
Depreciation and amortization of intangible assets (2)	12,028	11,929	24,055	21,620
Total operating expenses	325,002	198,167	597,512	360,886
Loss from operations	(112,463)	(76,075)	(200,157)	(150,280)
Other income (expenses), net	17,022	(5,000)	22,970	(8,475)
Loss before benefit from income taxes	(95,441)	(81,075)	(177,187)	(158,755)
Benefit from income taxes	(365)	(635)	(471)	(4,056)
Net loss	$(95,076)	$(80,440)	$(176,716)	$(154,699)

Net loss per share attributable to common stockholders, basic and diluted	$(0.90)	$(0.78)	$(1.68)	$(1.56)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	105,906	102,910	105,494	99,401

______________________________________ (1) Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$2,298	$1,285	$4,299	$2,412
Research and development	26,981	14,280	47,831	24,840
Sales and marketing	69,522	11,039	98,779	19,153
General and administrative	20,641	23,080	41,152	41,166
	$119,442	$49,684	$192,061	$87,571

(2) Depreciation expense excludes amortization of capitalized internal-use software costs.

BILL.COM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(95,076)	$(80,440)	$(176,716)	$(154,699)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	119,305	49,684	191,925	87,571
Amortization of intangible assets	19,994	19,768	39,763	36,440
Depreciation of property and equipment	2,535	2,221	5,081	4,350
Amortization of capitalized internal-use software costs	977	414	1,901	673
Amortization of debt premium and issuance costs	1,771	1,399	3,483	1,955
Amortization of premium (accretion of discount) on investments in marketable debt securities	(8,186)	3,781	(10,401)	6,638
Provision for losses on acquired card receivables	8,431	5,486	15,042	9,535
Non-cash operating lease expense	2,376	2,123	4,718	4,083
Deferred income taxes	(527)	(399)	(826)	(3,822)
Other	(414)	—	516	—
Changes in assets and liabilities:
Accounts receivable	(2,278)	(4,618)	(7,052)	(3,420)
Prepaid expenses and other current assets	(3,284)	(14,868)	(4,623)	(8,547)
Other assets	(742)	286	(1,880)	(1,099)
Accounts payable	2,000	(1,291)	3,511	(2,023)
Other accruals and current liabilities	11,161	6,500	15,408	(11,430)
Operating lease liabilities	(2,408)	(2,160)	(4,794)	(2,952)
Other long-term liabilities	1	(1,577)	35	(1,698)
Deferred revenue	(406)	761	(1,709)	4,381
Net cash provided by (used in) operating activities	55,230	(12,930)	73,382	(34,064)
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash and cash equivalents	(28,902)	(89)	(28,902)	(144,541)
Purchases of corporate and customer fund short-term investments	(781,282)	(843,867)	(1,641,193)	(1,452,419)
Proceeds from maturities of corporate and customer fund short-term investments	845,314	348,947	1,683,413	667,854
Proceeds from sale of corporate and customer fund short-term investments	5,088	27,510	5,088	44,744
Increase in acquired card receivables, net and other	6,090	(44,796)	(101,353)	(77,459)
Purchases of property and equipment	(1,785)	(1,063)	(3,161)	(2,467)
Capitalization of internal-use software costs	(5,746)	(2,081)	(10,510)	(5,023)
Proceeds from beneficial interest	—	—	2,080	—
Net cash provided by (used in) investing activities	38,777	(515,439)	(94,538)	(969,311)
Cash flows from financing activities:
Proceeds from issuance of common stock upon public offering, net of underwriting discounts and other offering costs	—	(445)	—	1,341,152
Proceeds from issuance of convertible senior notes, net of discounts and issuance costs	—	(2,629)	—	560,075
Purchase of capped calls	—	—	—	(37,893)
Increase (decrease) in customer fund deposits liability and other	347,210	947,805	332,661	1,171,446
Proceeds from line of credit borrowings	37,500	—	37,500	—
Proceeds from exercise of stock options	4,316	14,448	8,217	22,784
Proceeds from issuance of common stock under the employee stock purchase plan	—	—	8,494	5,726
Net cash provided by financing activities	389,026	959,179	386,872	3,063,290
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	459	97	182	(75)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	483,492	430,907	365,898	2,059,840
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,425,121	3,438,625	3,542,715	1,809,692
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,908,613	$3,869,532	$3,908,613	$3,869,532

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$1,616,758	$1,672,166	$1,616,758	$1,672,166
Restricted cash included in other current assets	103,809	16,364	103,809	16,364
Restricted cash included in other assets	6,724	6,724	6,724	6,724
Restricted cash and restricted cash equivalents included in funds held for customers	2,181,322	2,174,278	2,181,322	2,174,278
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,908,613	$3,869,532	$3,908,613	$3,869,532

BILL.COM HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of gross profit:
GAAP gross profit	$212,539	$122,092	$397,355	$210,606
Add:
Depreciation and amortization of intangible assets (1)	10,502	10,048	20,789	19,170
Stock-based compensation and related payroll taxes	2,353	1,374	4,419	2,664
Non-GAAP gross profit	$225,394	$133,514	$422,563	$232,440
GAAP gross margin	81.7%	78.0%	81.1%	76.6%
Non-GAAP gross margin	86.7%	85.3%	86.2%	84.6%
___________________ (1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs.

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of operating expenses:
GAAP research and development expenses	$78,910	$51,377	$154,030	$93,261
Less - stock-based compensation and related payroll taxes	(27,310)	(14,939)	(48,667)	(26,081)
Non-GAAP research and development expenses	$51,600	$36,438	$105,363	$67,180

GAAP sales and marketing expenses	$164,683	$69,896	$283,308	$123,525
Less - stock-based compensation and related payroll taxes	(69,818)	(11,327)	(100,010)	(19,636)
Non-GAAP sales and marketing expenses	$94,865	$58,569	$183,298	$103,889

GAAP general and administrative expenses	$69,381	$64,965	$136,119	$122,480
Less:
Stock-based compensation and related payroll taxes	(20,989)	(25,423)	(41,907)	(44,551)
Acquisition and integration-related expenses	(215)	(4,417)	(215)	(10,742)
Non-GAAP general and administrative expenses	$48,177	$35,125	$93,997	$67,187

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of loss from operations:
GAAP loss from operations	$(112,463)	$(76,075)	$(200,157)	$(150,280)
Add:
Depreciation and amortization of intangible assets (1)	22,530	21,977	44,844	40,790
Stock-based compensation and related payroll taxes	120,470	53,063	195,003	92,932
Acquisition and integration-related expenses	215	4,417	215	10,742
Non-GAAP income (loss) from operations	$30,752	$3,382	$39,905	$(5,816)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of net loss:
GAAP net loss	$(95,076)	$(80,440)	$(176,716)	$(154,699)
Add (less):
Depreciation and amortization of intangible assets (1)	22,530	21,977	44,844	40,790
Stock-based compensation and related payroll taxes	120,470	53,063	195,003	92,932
Acquisition and integration-related expenses	215	4,417	215	10,742
Amortization of debt premium and issuance costs	1,771	1,399	3,483	1,955
Income tax effect associated with acquisitions	(526)	(636)	(526)	(4,059)
Non-GAAP net income (loss)	$49,384	$(220)	$66,303	$(12,339)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.90)	$(0.78)	$(1.68)	$(1.56)
Add (less):
Depreciation and amortization of intangible assets (1)	0.21	0.22	0.43	0.42
Stock-based compensation and related payroll taxes	1.14	0.51	1.85	0.93
Acquisition and integration-related expenses	—	0.04	—	0.11
Amortization of debt premium and issuance costs	0.02	0.01	0.03	0.02
Income tax effect associated with acquisitions	—	—	—	(0.04)
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$0.47	$—	$0.63	$(0.12)
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.42	$—	$0.56	$(0.12)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	105,906	102,910	105,494	99,401
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, diluted (1)	117,258	102,910	118,039	99,401
___________________
(1) GAAP net loss per share attributable to common stockholders, diluted was computed using weighted-average number of common shares, basic for the three and six months ended December 31, 2022.

BILL.COM HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$55,230	$(12,930)	$73,382	$(34,064)
Purchases of property and equipment	(1,785)	(1,063)	(3,161)	(2,467)
Capitalization of internal-use software costs	(5,746)	(2,081)	(10,510)	(5,023)
Free cash flow	$47,699	$(16,074)	$59,711	$(41,554)

BILL.COM HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

	December 31, 2022	June 30, 2022
Remaining performance obligations to be recognized as revenue:
Within 2 years	$100,220	$98,723
Thereafter	33,324	51,567
Total	$133,544	$150,290